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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Pulte Homes, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PULTE HOMES, INC.

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

      We will hold our annual meeting of shareholders at the Northfield Hilton Hotel, 5500 Crooks Road, Troy, Michigan, on Thursday, May 13, 2004, at 8:30 a.m., Eastern Daylight Time. Three proposals will be voted on at the meeting:

(1)	Election of four directors for a term of three years and election of one director for a term of two years.

(2)	Management proposal to adopt the Pulte Homes, Inc. 2004 Stock Incentive Plan.

(3)	Shareholder proposal requesting shareholder ratification of the appointment of our independent accountants.

The Board of Directors recommends a vote FOR Items 1 and 2 and a vote AGAINST Item 3.

      We also will review Pulte’s performance, answer your questions, and attend to other business properly presented at the meeting.

      If you were a shareholder at the close of business on March 16, 2004, you are entitled to vote at the meeting and at any adjournments of the meeting that may take place.

      You may vote by written proxy or written ballot at the meeting. The proxy is solicited by the Board of Directors.

      The Northfield Hilton is accessible by the handicapped. If you require special assistance, please call Nancy Gawthrop at (248) 433-4568.

      This proxy statement and card, as well as our 2003 annual report, were mailed to you on approximately April 1, 2004.

      We look forward to seeing you on May 13th and would like to take this opportunity to remind you that your vote is very important.

By Order of the Board of Directors

JOHN R. STOLLER,
Senior Vice President, General Counsel,
and Secretary, Pulte Homes, Inc.

Bloomfield Hills, Michigan

April 1, 2004

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSALS TO BE VOTED ON
BOARD OF DIRECTORS
BENEFICIAL SECURITY OWNERSHIP
COMPENSATION OF NAMED EXECUTIVE OFFICERS
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE
DIRECTOR NOMINATION PROCESS
PERFORMANCE GRAPH
OTHER MATTERS
Exhibit I
Exhibit II
AUDIT COMMITTEE CHARTER

PROXY STATEMENT

Questions & Answers

Q   What am I voting on?

A   You are voting on three proposals:

      1. Election of four directors for a term of three years:

Richard J. Dugas, Jr.
David N. McCammon
William J. Pulte
Francis J. Sehn

Election of one director for a term of two years:

Michael E. Rossi.

2.	Management proposal to adopt the Pulte Homes, Inc. 2004 Stock Incentive Plan.

3.	Shareholder proposal requesting shareholder ratification of the appointment of our independent accountants.

Q   What are the voting recommendations of the Board?

A   The Board recommends the following votes:

•	FOR each of the directors.

•	FOR the adoption of the Pulte Homes, Inc. 2004 Stock Incentive Plan.

•	AGAINST the shareholder proposal requesting shareholder ratification of the appointment of our independent accountants.

Q   Will any other matter be voted on?

A	We are not aware of any other matters on which you will be asked to vote at the meeting. If you have completed and mailed your proxy card and any other matter is properly brought before the meeting, William J. Pulte and Richard J. Dugas, Jr., acting as your proxies, will vote for you in their discretion.

Q   How do I vote?

A   There are two ways to vote:

•	By completing and mailing your proxy card.

•	By written ballot at the meeting.

If you complete and mail your proxy card, your shares will be voted as you indicate. If you do not indicate your voting preferences, William J. Pulte and Richard J. Dugas, Jr., acting as your proxies, will vote your shares FOR Items 1 and 2 and AGAINST Item 3.

Q   Who can vote?

A	You can vote at the meeting if you were a shareholder of record as of the close of business on March 16, 2004 (the Record Date). Each common share is entitled to one vote.

Q   Can I change my vote?

A	Yes. You can change your vote or revoke your proxy before the meeting by:

•	returning a later-dated proxy card; or

•	written notice sent to John R. Stoller, our Senior Vice President, General Counsel, and Secretary, either via email at john.stoller@pulte.com, or by certified mail, return receipt requested, or by recognized overnight courier, at the following address: John R. Stoller, Senior Vice President, General Counsel, and Secretary, Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304. Your notice must be received by Pulte by 5:00 p.m. on May 12, 2004.

      You may also complete a written ballot at the meeting.

Q   What vote is required to approve each proposal?

A	The four director nominees for a three year term and the one director nominee for a two year term receiving the greatest number of votes will be elected as the four directors with a three year term and the one director with a two year term, respectively. The Stock Incentive Plan and the shareholder proposal require the affirmative vote of a majority of the votes cast at the meeting.

Q   Who will count the vote?

A	EquiServe Trust Company, N.A. will count the vote. Its representative will be the inspector of election.

Q   What shares are covered by my proxy card?

A	The shares covered by your card represent all the Pulte shares you own.

Q   What does it mean if I get more than one proxy card?

A	It means your shares are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, EquiServe Trust Company, N.A., at (877) 282-1168.

Q   Who can attend the annual meeting?

A	All shareholders of record as of the close of business on March 16, 2004 can attend. Seating is limited, however. Attendance at the meeting will be on a first-come, first-served basis, upon arrival at the meeting.

Q   What do I need to do to attend the annual meeting?

A	To attend the meeting, please follow these instructions:

•	Go to the registration desk upon arrival at the meeting.

•	If a broker or other nominee holds your shares, bring proof of your ownership with you to the meeting.

•	Bring valid picture identification, such as a driver’s license or passport.

•	If you are a registered shareholder, you must also bring evidence of your ownership, such as a dividend check stub.

•	If your shares are held in “street name,” you must bring a copy of your brokerage statement.

•	If you are an authorized proxy, you must present the proper documentation.

Registration will begin at 8:00 a.m. Seating at the meeting will be on a first-come, first-served basis, upon arrival at the meeting.

Q   Can I bring a guest?

A	Yes. You can bring your spouse and your children as guests to the meeting. Institutional or entity shareholders are allowed to bring up to three representatives. When you go through the registration area at the meeting, be sure that you and all of your guests or all of the representatives of your entity are together.

Q   What is the quorum requirement of the annual meeting?

A	A majority of the outstanding shares on March 16, 2004, constitutes a quorum for voting at the meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 16, 2004, there were 126,571,330 shares outstanding.

Q   How do I recommend or nominate someone to be a director?

A	You may nominate any person to be elected to the Board of Directors at the 2004 annual meeting by writing via email at john.stoller@pulte.com or by certified mail, return receipt requested, or by recognized overnight courier, to John R. Stoller, Senior Vice President, General Counsel, and Secretary, Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304. Your nomination must be received within 10 days after this proxy statement is mailed. You may also recommend any person to be nominated for director by Pulte’s Nominating and Governance Committee at the 2005 annual meeting by writing to Mr. Stoller at the same address and in the same manner no later than December 2, 2004. For additional information, please see page 31.

Q   How much did this proxy solicitation cost?

A	We hired The Altman Group to assist in the distribution of proxy materials. The fee is expected not to exceed $2,500, plus reasonable out-of-pocket expenses. Pulte will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

Q   When are the shareholder proposals due for the 2005 annual meeting?

A	To be included in our proxy statement for next year’s annual meeting, shareholder proposals must be in writing and received by Pulte by December 2, 2004. Shareholder proposals must be sent to John R. Soller, our Senior Vice President, General Counsel, and Secretary, either via email at john.stoller@pulte.com, or by certified mail, return receipt requested, or by recognized overnight courier, at the following address:

John R. Stoller, Senior Vice President, General Counsel, and Secretary Pulte Homes, Inc. 100 Bloomfield Hills Parkway, Suite 300 Bloomfield Hills, Michigan 48304

Shareholder proposals that are intended to be presented at our 2005 annual meeting of shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, must be made in writing and sent to Mr. Stoller either via email at the above email address or by certified mail, return receipt requested, or recognized overnight courier at the above mailing address, and must be received by Pulte by February 15, 2005. If we do not have notice of the proposal by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

Q   How do I communicate with the Board?

A	You may communicate directly with the Board of Directors by writing to John Stoller, our Secretary, at Pulte Homes, Inc., P.O. Box 609, Bloomfield Hills, MI, 48303, Attention: Secretary. You should prominently indicate on the outside of the envelope that your communication is intended for the Board of Directors, or for Pulte’s non-management directors. Each communication intended for the Board of Directors and received by Mr. Stoller will be promptly forwarded to the specified party following its clearance through normal security procedures.

Q   What other information about Pulte is available?

A   The following information is available:

•	Previously filed SEC current reports, quarterly reports and annual reports on Pulte’s website at www.pulte.com.

•	Audit Committee Charter on Pulte’s website at www.pulte.com

•	Compensation Committee Charter on Pulte’s website at www.pulte.com

•	Nominating and Governance Committee Charter on Pulte’s website at www.pulte.com

•	Corporate Governance Guidelines on Pulte’s website at www.pulte.com

•	Code of Ethics (for Covered Senior Officers) on Pulte’s website at www.pulte.com

•	Business Practices Policy on Pulte’s website at www.pulte.com

PROPOSALS TO BE VOTED ON

Management Proposals

1.     Election of Directors

      Our Articles of Incorporation require that we have at least three, but no more than 15, directors. The exact number of directors is set by the Board and is currently 11. The Board is divided into three classes of directors who have overlapping three year terms. Five directors have terms expiring at the 2004 annual meeting. Four nominees have agreed to serve a three year term and one nominee has agreed to serve a two year term.

      The nominees for a three year term are:

Richard J. Dugas, Jr. David N. McCammon William J. Pulte Francis J. Sehn

      The nominee for a two year term is Michael E. Rossi.

      Messrs. McCammon, Pulte, Rossi, and Sehn were previously elected by shareholders. Mr. Dugas joined our Board last July and is standing for election for the first time. Information about the nominees is on page 13.

      If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies, or is unable to serve for any reason, the Board may reduce the number of directors or appoint a new director to fill the vacancy. The new director would serve until the next annual meeting.

      The Board of Directors recommends a vote FOR the election of directors.

2.     Adoption of the Pulte Homes, Inc. 2004 Stock Incentive Plan.

      We are asking our shareholders to approve the Pulte Homes, Inc. 2004 Stock Incentive Plan (the “Plan”). In order to attract and retain officers, other employees, nonemployee directors, consultants, independent contractors and agents, the Board of Directors has adopted the Plan, subject to the approval of our shareholders.

General

      The purposes of the Plan are (1) to align the interests of our shareholders and recipients of awards by increasing the recipients’ proprietary interest in our growth and success, (2) to advance our interests by attracting and retaining officers, other employees, nonemployee directors, consultants, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of Pulte and its shareholders.

      The Plan permits Pulte to grant: (1) stock options, including both nonqualified options and incentive options, (2) stock appreciation rights (“SARs”), (3) stock awards in the form of restricted stock, unrestricted stock and restricted stock units (“RSUs”) and (4) performance shares to officers, other employees, nonemployee directors, consultants, independent contractors and agents of Pulte and its subsidiaries.

      The following is a summary of the Plan, which is qualified in its entirety by reference to the full text of the Plan, which is set forth on Exhibit I to this Proxy Statement.

Administration; Plan Participants

      The Compensation Committee of the Board of Directors or such other committee as may be designated by the Board of Directors (the “Committee”) will administer the Plan. The Plan authorizes the Committee to interpret the Plan, to make rules relating to the Plan, and to make all other determinations which the Committee believes are necessary to administer the Plan. Except with respect to grants to our executive officers and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as discussed below, and to the extent permitted by applicable law, the Committee may delegate some or all of its power and authority to administer the Plan to Pulte’s full Board of Directors, its chief executive officer or any other executive officer of Pulte. The persons administering the Plan are entitled to indemnification and reimbursement by Pulte in respect of claims, loss, damage or expense to the full extent permitted by law, except as otherwise may be provided under Pulte’s Articles of Incorporation or By-laws, and under directors’ and officers’ liability insurance.

      Officers, other employees, nonemployee directors, consultants, independent contractors and agents of Pulte and its subsidiaries are eligible to participate in the Plan. The Committee, in its discretion, will choose participants in the Plan from and among those officers, other employees, nonemployee directors, consultants, independent contractors and agents of Pulte and its subsidiaries who are or will become responsible for the direction and financial success of Pulte or its subsidiaries. No determination has yet been made with respect to participants in the Plan. The Committee will select the participants to be granted awards and determine the type and terms and conditions of awards.

Amendment or Termination of the Plan

      The Plan may be terminated at any time by Pulte’s Board of Directors. Unless sooner terminated, the Plan will terminate ten years after it is approved by our shareholders. No awards may be granted after termination of the Plan, but termination of the Plan will not affect the validity of any award outstanding on the date of termination.

      The Board of Directors may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation and provided that no amendment may be made without shareholder approval if the amendment would (i) increase the maximum number of shares available under the Plan, (ii) effect any change inconsistent with the qualification of incentive options under Section 422 of the Code or (iii) extend the term of the Plan. No amendment may impair any award which has been granted under the Plan without the consent of the holder.

Maximum Awards

      Awards may be granted for a maximum of 6,000,000 common shares. No more than 3,000,000 shares may be subject to all restricted stock, unrestricted stock, RSU and performance share awards granted under the Plan. Any shares subject to any award granted under the Plan that are forfeited or not delivered due to the termination of such award or the settlement of such award in cash, and any shares that are delivered to Pulte by a participant or withheld from delivery to a participant for purposes of paying the exercise price or tax withholding obligations with respect to an award granted under the Plan will become available for future awards under the Plan. To the extent necessary for an award to be exempt from the deduction limits under Section 162(m) of the Code, as discussed below, the maximum number of shares subject to options and SARs granted to any individual during any calendar year may not exceed 500,000 shares, the maximum number of shares subject to performance-based restricted stock and RSU awards granted to an individual during any calendar year may not exceed 250,000 shares and the maximum number of shares subject to performance share awards granted to an individual during any calendar year may not exceed 250,000 shares. The total fair market value (determined at the time an incentive option is granted) of shares for which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000.

      The Committee, in its discretion, may adjust the number of shares which may be made the subject of new awards or are then subject to outstanding awards, the option price of each outstanding stock option, the base price of each outstanding SAR, and the aggregate number of shares available at any time under the Plan to reflect such events as a stock split, stock dividend, or other extraordinary corporate event.

      On March 16, 2004 (the Record Date), the closing price of our common shares, as reported in New York Stock Exchange Composite Transactions, was $55.60.

Awards

      Awards granted under the Plan will be evidenced by a written agreement between Pulte and each participant, which will be in accordance with the Plan and may contain restrictions and limitations that do not violate the terms of the Plan. The Committee may grant a participant one or more of the following awards and any combination of them.

      Stock Options and SARs. The Committee may grant either incentive options meeting the definition of incentive stock option under Section 422 of the Code, or nonqualified options not meeting that definition, or any combination of incentive and nonqualified options. The exercise price for options may not be less than 100% (110% in the case of an incentive option granted to a participant owning more than 10% of our voting shares) of the fair market value of our common shares on the grant date. Incentive options may only be granted to a Pulte employee or an employee of any of our subsidiaries in which Pulte owns directly or indirectly 50% or more of the combined voting power of all classes of its stock. SARs may be granted in conjunction with or independent of any stock option granted under the Plan. A SAR granted in conjunction with a stock option may either be an alternative right or an additional right. The exercise of a SAR granted as an alternative right will terminate the stock option to the extent of the number of shares with respect to which the SAR is exercised and vice versa. For SARs granted as an additional right, both the SAR and the stock option may be exercised. Upon exercise of a SAR, a participant is generally entitled to receive an amount equal to the difference between the fair market value of the shares with respect to which the participant exercises the SAR at the time of grant and the fair market value of the shares with respect to which the participant exercises the SAR at the time of exercise. This amount may be payable in cash or common shares or any combination of cash and shares.

      Incentive options and related SARs are generally nontransferable by a participant other than by will or the laws of descent and distribution and stock options and SARs will be exercisable, during the lifetime of the participant, only by the participant. However, the Committee may allow in an award agreement for the transfer of a nonqualified option or any related or independently granted SAR.

      The Committee will determine the conditions to the exercisability of each option and SAR, including any performance-based conditions, and the terms relating to the exercise or cancellation of an option or SAR upon a termination of employment or service. Each option will be exercisable for no more than ten years after its date of grant, except that an incentive option granted to a participant owning more than 10% of our voting shares will be exercisable for no more than five years after its date of grant.

      Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.

      The Committee will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” under the rules of the New York Stock Exchange without the approval of our shareholders.

      Restricted Stock Awards, Unrestricted Stock and RSUs. The Committee may grant restricted stock, unrestricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same award. An award of restricted stock or RSUs may be subject to the attainment of specified performance goals during the applicable restriction period, the participant’s continued employment or service during the restriction period or both the attainment of performance goals and continued employment or service during the restriction period. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but the Committee may allow a participant to receive dividend equivalents on such units. At the expiration of the restriction period,

(1) with respect to restricted stock, we will deliver stock certificates to the participant or the legal representative of the participant’s estate or, if the shares were previously issued with a legend, we will reissue certificates without the legend, and (2) with respect to RSUs, we will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. The amount paid with respect to an RSU may be paid in cash, common shares, or any combination, and may be paid currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a restricted stock award or RSU upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee. An unrestricted stock award is not subject to any transferability restrictions or forfeiture conditions.

      Performance Shares. The Committee may grant to a participant the right to obtain performance shares. Each performance share is a nontransferable right, contingent upon the attainment of performance measures within a specified performance period, to receive one common share, which may be restricted stock, or the fair market value of a common share in cash. Prior to the settlement of a performance share award in common shares, the holder of the award will have no rights as a shareholder of Pulte with respect to the common shares subject to the award. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance share award upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

      Performance Goals. Under the Plan, the vesting or payment of performance share awards and certain awards of restricted stock or RSUs will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Committee at the time of grant. With respect to awards granted to persons who are, or are expected to be, employed as the chief executive officer of Pulte or one of the four most highly compensated officers of Pulte other than the chief executive officer as of the last day of Pulte’s taxable year, the applicable performance goals will be established by the Committee within the first quarter of the applicable performance period and will be based on one or more of the following business criteria: the attainment by a share of common stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, Pulte’s earnings before or after taxes, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on invested capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

Change in Control

      For purposes of the Plan, Pulte would undergo a change in control in the event of certain acquisitions of 40% or more of our common shares, a change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of Pulte (unless, among other conditions, Pulte’s shareholders receive 60% or more of the stock of the surviving company) or the consummation of a liquidation or dissolution of Pulte. If our shareholders do not receive solely publicly traded stock pursuant to the change in control, then, unless otherwise specified in the agreement relating to an award (1) each restricted stock award, RSU and performance share award will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the highest price paid to our shareholders in connection with the change in control, or the fair market value per common share on the date of the change in control, whichever is greater and (2) each outstanding option and SAR will be cancelled in exchange for a cash payment for each share subject to the award (other than shares subject to SARs granted as an alternative right to an option) in an amount equal to the excess, if any, of the amount determined as described in clause (1) over the applicable exercise price or base price of the award. If our shareholders receive solely publicly traded stock pursuant to the change in control, then, unless otherwise specified in the agreement relating to an award, all outstanding options will become fully exercisable, all restricted stock, RSUs and performance share awards will become fully vested and all performance measures will be deemed satisfied at the greater of the projected level of performance for the performance period or the target level. In addition, an appropriate number of shares of the publicly traded stock received by our shareholders in any such transaction will be substituted for our common shares subject to outstanding options, SARs and other awards, and an appropriate adjustment will be made to any applicable exercise or base price.

Federal Income Tax Consequences

      The rules governing the tax treatment of stock options, SARs, restricted stock awards, RSUs, unrestricted stock awards, and performance share awards are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Also, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

      Stock Options. Incentive options granted pursuant to the Plan are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of the shares to such participant or within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option (except for purposes of the alternative minimum tax upon the exercise of such option), and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, Pulte will not be entitled to a deduction for federal income tax purposes with respect to either the grant of such incentive options or the transfer of shares upon their exercise.

      If incentive option shares are disposed of prior to the expiration of these time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (1) the excess of the market value of the shares on the date of exercise over the option price, or (2) the gain recognized on such disposition. In general, this amount will be deductible by Pulte for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation and we satisfy certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

      A participant who acquires shares by exercise of a nonqualified option generally realizes as taxable ordinary income, at the time of exercise, the excess of the fair market value of the shares on the date of exercise over the exercise price. In general, this amount will be deductible by Pulte in the same year, as long as the amount constitutes reasonable compensation and Pulte satisfies federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

      SARs. A participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise. This amount will ordinarily be deductible by us in the same year as long as the amounts constitute reasonable compensation and Pulte satisfies federal income tax withholding requirements.

      Restricted Stock Awards. A participant who is granted a restricted stock award under the Plan is not required to include the value of the shares subject to such award in ordinary income until the first time the participant’s rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless the participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of income will equal the fair market value of the shares at the time the income is recognized. Pulte will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and Pulte satisfies federal income tax withholding requirements.

      RSUs. A participant who is granted an RSU will generally not recognize any income upon the grant of the award. The participant will generally recognize as ordinary income an amount equal to the amount of any cash received and the fair market value of any shares transferred to the participant upon the vesting of such award. Pulte will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and Pulte satisfies federal income tax withholding requirements.

      Unrestricted Stock. A participant who is granted an unrestricted stock award will recognize ordinary income in an amount equal to the fair market value of any shares received at the time the award is granted. This amount will ordinarily be deductible by us in the same year as long as the amounts constitute reasonable compensation and Pulte satisfies federal income tax withholding requirements.

      Performance Shares. A participant who is granted a performance share award will generally not recognize any income upon the grant of the award. The participant will generally recognize as ordinary income an amount equal to the amount of any cash received and the fair market value of any shares transferred to the participant upon the completion of the performance period and the attainment of the performance goal. Pulte will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and Pulte satisfies federal income tax withholding requirements.

      Section 162(m). Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to the following employees in a taxable year to the extent such compensation exceeds $1 million: our chief executive officer and our four highest compensated executive officers (other than our chief executive officer). It is possible that compensation attributable to awards under the Plan to a covered employee, alone or when combined with other types of compensation received by the covered employee from us, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and SARs having an exercise price or base amount not less than the fair market value of Pulte’s common shares on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to performance shares or performance-based restricted stock awards or RSUs has also been structured to qualify for the performance-based compensation exclusion to the $1 million deduction limitation.

      Withholding Payments. If, upon the grant, exercise, release of restrictions or settlement of or in respect of an award, or upon any other event or transaction under or relating to the Plan, we must pay amounts for federal income or employment tax withholding, the Committee will determine whether Pulte appropriately reduces the amount of stock, cash or other property to be paid to the participant or whether the participant must pay such amount to us to enable us to pay or to reimburse us for paying such income or employment tax withholding. Withholding taxes may be paid by the participant in cash, by delivery of previously owned common shares, by withholding common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.

      The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan, and participants are strongly urged to consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of participating in the Plan.

Accounting Treatment

      SARs will require a charge against Pulte’s earnings each year representing appreciation in the value of such rights. The charge is based on the difference between the market value of Pulte’s common shares on the date of grant and the current market price of the common shares. Upon a decline in the market price of Pulte’s common shares subsequent to a charge against earnings related to the estimated costs of SARs, reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges against earnings).

      Restricted stock awards, RSUs, and performance shares will require a charge against Pulte’s earnings representing the value of any benefit conferred, which may vary based upon the terms of the award and will be spread over any applicable restricted period.

      Effective January 1, 2003, Pulte elected to expense stock options under SFAS No. 123, “Accounting for Stock Issued to Employees.” We selected the prospective method of adoption as permitted by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” Under the prospective method, we recognize compensation expense based on the fair value provisions of SFAS No. 123 for all stock options granted after January 1, 2003. Fair value will be determined using the Black-Scholes option-pricing model and will be spread over an appropriate period.

New Plan Benefits

      No awards will be made pursuant to the Plan if the shareholders do not approve the Plan. The actual amounts that would be awarded under the Plan, including the actual benefits or amounts that would be received by or allocated to executive officers, directors, and non-executive officer employees, cannot be determined at this time because of the non-formulaic nature of award determination under the Plan. Similarly, the benefits or amounts that would have been awarded to executive officers, directors, and non-executive officer employees during 2003, if the Plan had been in effect, are not determinable.

      The Board of Directors recommends a vote FOR the proposal to adopt the 2004 Stock Incentive Plan.

      The following table provides information as of December 31, 2003, with respect to our shares of common stock that may be issued under our existing equity compensation plans:

				Number of Common Shares
				Remaining Available for
	Number of Common			Future Issuance Under Equity
	Shares to be Issued		Weighted-Average	Compensation Shares
	Upon Exercise of		Exercise Price of	(excluding Common Shares
	Outstanding Options		Outstanding Options	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by stockholders	10,776,764	(1)	$23.38	3,123,350	(2)
Equity compensation plans not approved by stockholders	0		0	0

Total	10,776,764		$23.38	3,123,350

(1)	As of December 31, 2003, there also were 853,424 unvested shares of restricted stock outstanding.

(2)	This number includes 775,460 shares of common stock that can be granted as awards in a form other than options.

Shareholder Proposal

3.	Ratification of the appointment of Pulte’s independent accountants.

      United Brotherhood of Carpenters and Joiners of America, 101 Constitution Avenue, N.W., Washington, D.C. 20001, which owns approximately 1,000 shares, submitted the following proposal:

Auditor Ratification Proposal

      Resolved: That the shareholders of Pulte Homes, Inc. (the “Company”) request that the Board of Directors and its Audit Committee adopt a policy that the selection of the Company’s independent auditor be submitted to the Company’s shareholders for their ratification at the Company’s annual meeting.

      Supporting Statement: A Company’s independent auditor has an important duty to the investing public. The American Institute of Certified Public Accountants’ (“AICPA”) Code of Professional Conduct provides in Section 53 — Article II: The Public Interest:

A distinguishing mark of a profession is acceptance of its responsibility to the public. The accounting profession’s public consists of clients, credit grantors, governments, employers, investors, the business and financial community, and others....

In discharging their professional responsibilities, members may encounter conflicting pressures from among each of those groups. In resolving those conflicts, members should act with integrity, guided by the precept that when members fulfill their responsibility to the public, clients’ and employers’ interests are best served.

      The U.S. Securities and Exchange Commission recently adopted the Final Rule: Strengthening the Commission’s Requirements Regarding Auditor Independence, Release No. 33-8383, May 6, 2003. As the Commission stated:

The final rules advance our important policy goal of protecting the millions of people who invest in our securities markets in reliance on financial statements that are prepared by public companies and other issuers and that, as required by Congress, are audited by independent auditors....

As directed by the Sarbanes-Oxley Act, the rules focus on key aspects of auditor independence: [including] the unique ability and responsibility of the audit committee to insulate the auditor from pressures that may be exerted by management....

      We acknowledge the positive contributions of the Sarbanes-Oxley Act to protecting auditor independence through the expanded role of the audit committee. However, we believe that shareholders also have a critically important role to play in protecting auditor independence. While many companies present a management-sponsored proposal seeking shareholder ratification of the auditors, our Company does not.

      Sarbanes-Oxley provides for detailed disclosure of the audit and non-audit fees paid to auditors. By requesting that shareholders vote to ratify our Company’s independent auditor this proposal is intended to give shareholders a means of communicating to the Board and its Audit Committee whether they are satisfied that our auditor is sufficiently independent of management to perform properly its duties.

      The proposal does not infringe on the Audit Committee’s ability to select our Company’s auditor. Rather, it seeks for shareholders the right to ratify or not ratify that choice. The proposal requests that the Board and its Audit Committee adopt a policy concerning auditor ratification. If a majority of shareholders do not ratify the Audit Committee’s selection, we would hope — but the proposal does not mandate — that the policy would provide for the Audit Committee to take the shareholders’ views into consideration and reconsider its choice of auditors. We urge your support for restoring this important right.

      The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

      Our Audit Committee, which is comprised entirely of independent, financially experienced directors, is directly responsible for appointing, overseeing, and retaining Pulte’s independent accountants. The comprehensive regulatory framework established by the recently enacted New York Stock Exchange listing requirements and the Sarbanes-Oxley Act imposes stringent guidelines in this regard. Both the NYSE standards and the Sarbanes-Oxley Act directly charge audit committees with these responsibilities. The NYSE Standards, the Sarbanes-Oxley Act and Michigan law do not require shareholder ratification of the selection of independent accountants. Audit committees are required by the Sarbanes-Oxley Act to have at least one “audit committee financial expert” (Pulte’s Board has determined that we have three) and, under the NYSE rules and the Sarbanes-Oxley Act, all members of the Committee must possess financial expertise (Pulte’s Board has made this determination as well). Our Audit Committee’s written charter, which is consistent with the NYSE standards and the Sarbanes-Oxley mandate and which is attached as Exhibit II to this proxy statement (and may also be found on our website (www.pulte.com)), expresses the Committee’s purpose, duties, and responsibilities, which include appointing, compensating, overseeing, and retaining Pulte’s independent accountants (including establishing their qualifications) and establishing and maintaining procedures for the receipt, retention, and treatment of complaints received by Pulte in connection with our accounting controls and auditing matters.

      We believe that Pulte’s Audit Committee is in the best position to secure audit services of highest quality and at maximum value to Pulte. The Committee is most familiar with our needs and the capabilities of the various auditing firms. The Committee is most able to determine whether a particular accounting firm has expertise and abilities particularly suited to Pulte’s needs. The Committee meets several times each year (last year, it met 12 times); a substantial portion of its efforts are devoted to helping assure that Pulte makes the appropriate decisions not just in selecting, but in evaluating and retaining, its independent accountants. We believe that the procedures currently in place adequately insure the quality and independence of our independent accountants.

      The Board of Directors recommends a vote AGAINST this proposal.

BOARD OF DIRECTORS

Independence

      In accordance with our governance guidelines, a majority of the members of our Board of Directors must be independent under the New York Stock Exchange listing requirements. The Board has reviewed the independence of Pulte’s directors and director nominees in order to determine whether any director or director nominee has or had a material relationship with Pulte, either directly or as a partner, shareholder or officer of an organization that has a relationship with Pulte. The Board considered a number of factors, including transactions and relationships between (i) directors or nominees and Pulte, (ii) family members of directors or nominees and Pulte, (iii) directors or nominees and Pulte’s executive officers, and (iv) directors or nominees and Pulte’s independent accountants. Based on this review, the Board affirmatively determined that all of Pulte’s directors and director nominees were independent, with the exception of William J. Pulte and Richard J. Dugas, Jr., who are Pulte employees, and Alan E. Schwartz, who is a partner with Honigman Miller Schwartz and Cohn LLP, which serves as outside general counsel to Pulte and its subsidiaries.

Nominees

Nominees to Serve a Three Year Term Expiring at the 2007 Annual Meeting:

•	William J. Pulte Director since 1956

      Mr. Pulte, the founder of our company, was appointed Chairman of our Board of Directors in December 2001. Previously, he served as Chairman of the Executive Committee of our Board of Directors (since January 1999) and Chairman of our Board of Directors from January 1991 until January 1999. Mr. Pulte also served as Co-Chairman of the Executive Committee of our Board of Directors from April 1990 through March 1995.

•	Richard J. Dugas, Jr. Director since 2003

      Mr. Dugas was appointed President and Chief Executive Officer in July 2003. He was appointed as our Chief Operating Officer in May 2002 and Executive Vice President and Chief Operating Officer in December 2002. He has served in various management positions with Pulte since 1994, including, most recently, Coastal Region President with responsibility for our Georgia, North Carolina, South Carolina, and Tennessee operations.

•	David N. McCammon Director since 1997

      Mr. McCammon has been Senior Partner of Strength Capital Partners, L.L.C., an investment capital fund, since June 2000. Previously, he was Vice President of Finance of Ford Motor Company until his retirement in 1997.

•	Francis J. Sehn Director since 1995

      Mr. Sehn, P.E., is the Chairman of The Fran Sehn Company, an international engineering and consulting company.

Nominee to Serve a Two Year Term Expiring at the 2006 Annual Meeting:

•	Michael E. Rossi Director since 2001

      Mr. Rossi was Vice Chairman of Bank America until his retirement in 1997.

Directors Continuing to Serve a Three Year Term Expiring at the 2005 Annual Meeting

•	D. Kent Anderson Director since 2001

      Mr. Anderson has been Chairman of Beacon Management Corp., an investment capital firm, since April 2001. Prior to that, he was Executive Banking Officer and Special Consultant to the Chairman of Compass Bank since 1996. Mr. Anderson is a director of Sam Houston Race Park, Ltd.

•	John J. Shea Director since 1995

      Mr. Shea was Vice Chairman of the Board of Directors, President and Chief Executive Officer of Spiegel, Inc., an international multichannel specialty retailer, until his retirement in 1998.

•	William B. Smith Director since 2001

      Mr. Smith has been an Advisory Director of Morgan Stanley & Co., Incorporated since July 2000. Previously, he was Managing Director and Head of Morgan Stanley Realty since May 1997. Mr. Smith is a director of Central Parking Corporation.

Directors Continuing to Serve a Three Year Term Expiring at the 2006 Annual Meeting

•	Debra J. Kelly-Ennis Director since 1997

      Ms. Kelly-Ennis has been President of SAAB Cars USA, a wholly-owned subsidiary of General Motors Europe, since October 2002. Before that, she was General Manager of the Oldsmobile Division of General Motors Corporation since May 2000 and Branch Manager of General Motors’ Truck Division since March 1999.

•	Bernard W. Reznicek Director since 2002

      Mr. Reznicek has been a consultant for Premier Enterprises Inc., a consulting, investment, and real estate development company, since May 2003. Before that, he was President and Chief Executive Officer of Premier Enterprises Inc. from April 1993 until May 2003. He also was National Director — Special Markets, Central States Indemnity Company, a specialty insurance company that is a member of the Berkshire Hathaway Insurance Group, from January 1997 until January 2003. He is a director of CSG Systems International, Inc. and TTI Technologies, Inc.

•	Alan E. Schwartz Director since 1972

      Mr. Schwartz is a partner in the law firm of Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, which serves as outside general counsel to Pulte and its subsidiaries. We expect to continue to retain Honigman Miller Schwartz and Cohn LLP in the current fiscal year.

Board Committees

      The Board has the committees listed in the table below. All Audit Committee, Compensation Committee, and Nominating and Governance Committee members are independent directors as defined by the NYSE listing requirements. The Board has determined that all of the members of the Audit Committee are financially literate in accordance with the NYSE listing requirements and that David N. McCammon, Bernard W. Reznicek, and Michael E. Rossi have financial expertise in accordance with the NYSE listing requirements and are audit committee financial experts under the rules promulgated pursuant to the Sarbanes-Oxley Act.

Committee Membership

Nominating and
	Audit		Compensation		Governance		Finance
Director Name	Committee		Committee		Committee		Committee

D. Kent Anderson			X				X

Richard J. Dugas, Jr.							X

Debra J. Kelly-Ennis	X				X	*

David N. McCammon	X	*			X		X

William J. Pulte

Bernard W. Reznicek	X		X

Michael E. Rossi	X						X

Alan E. Schwartz							X

Francis J. Sehn			X		X

John J. Shea			X	*	X

William B. Smith			X				X	*

*	Chair

Board Meeting Information

      The Board held a total of 7 meetings in 2003. Each current director attended at least 85% of the meetings of the Board. The average attendance by all current directors was over 95%. The Audit Committee, Compensation Committee, Nominating and Governance Committee and Finance Committee met 12, 14, 6 and 4 times, respectively, during 2003. Each current director attended at least 78% of the meetings for each committee on which he or she served. The average attendance by all current directors at meetings of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Finance Committee was approximately 98%, 93%, 100% and 100%, respectively.

      Pulte encourages its directors to attend each annual meeting of our shareholders. All directors attended last year’s meeting.

      Beginning in 2003, Pulte held regularly scheduled executive sessions of its non-management directors without management participation. In addition, in 2004 Pulte will hold at least one executive session of its non-management directors without the participation of management and the non-management director who is not independent under the NYSE listing requirements. The presiding directorship for each executive session of non-management directors is rotated among the non-management directors based on the alphabetical order of the non-management directors’ names.

Director Compensation

Annual Payments

      Non-employee directors receive:

•	an annual fee of $50,000;

•	an annual fee of $3,000 for serving on a Board committee ($8,000 for committee chairs);

•	$1,500 ($2,500 for committee chairs), plus reimbursement of out-of pocket expenses, for Board and committee meetings they attend; and

•	8,000 stock options and 1,800 restricted shares per year. In recent years, prior to the January 2, 2004 2-for-1 split of our common shares, non-employee directors received 4,000 stock options and 900 restricted shares per year. The number of stock options and restricted shares to be received by non-

employee directors in 2004 was increased in order to maintain the same level of director compensation following the stock split.

      Our employee directors do not receive any compensation for serving as directors.

BENEFICIAL SECURITY OWNERSHIP

Beneficial Security Ownership of Directors and Executive Officers as of March 16, 2004

					Common
				Exercisable	Stock	Percentage of
Directors And Executive Officers	Age	Shares(b)		Stock Options(j)	Equivalents(k)	Outstanding Shares

D. Kent Anderson (Director)	62	15,400		52,150	0	*

Debra J. Kelly–Ennis (Director)	47	9,809	(c)	44,000	0	*

David N. McCammon (Director)	69	40,800	(d)	24,000	0	*

William J. Pulte (Director and Chairman of the Board of Directors)	71	20,928,878	(e)	0	65,789	16.6

Bernard W. Reznicek (Director)	67	4,436		16,000	0	*

Michael E. Rossi (Director)	59	5,400		24,000	0	*

Alan E. Schwartz (Director)	78	40,200		16,000	0	*

Francis J. Sehn (Director)	85	55,200		16,000	0	*

John J. Shea (Director)	66	13,600		36,000	0	*

William B. Smith (Director)	60	5,400		24,000	0	*

Richard J. Dugas, Jr. (Director, President and Chief Executive Officer)	38	82,206	(f)	45,000	58	*

Mark J. O’Brien(a) (former President and Chief Executive Officer)	61	0		0	0	0

Roger A. Cregg (Executive Vice President and Chief Financial Officer)	47	96,150	(g)	481,512	38	*

John R. Stoller (Senior Vice President, General Counsel, and Secretary)	55	31,872		305,744	58	*

Leo J. Taylor (Executive Vice President – Human Resources)	45	29,600	(h)	57,500	4,331	*

All Directors and Executive Officers as a group (18), including the above		21,404,591	(i)	1,433,616	71,790	17.9

*	Less than 1%.

(a)	Mr. O’Brien retired from all of his positions with us as of June 30, 2003.

(b)	All directors and executive officers listed in this table have sole voting and investment power over the Pulte shares they beneficially own, except as otherwise noted below.

(c)	Includes 9,209 shares that are owned in a trust of which Ms. Kelly-Ennis is a trustee and a beneficiary.

(d)	These shares are owned in a trust of which Mr. McCammon is a trustee and a beneficiary.

(e)	Includes (i) 20,849,568 Pulte common shares that are owned by various trusts of which Mr. Pulte is a trustee or income beneficiary, and (ii) 50,000 shares of restricted stock that are scheduled to vest on December 11, 2006.

(f)	Includes (i) 14,900 Pulte common shares that Mr. Dugas owns jointly with his wife, (ii) 17,306 Pulte common shares owned in a trust of which Mr. Dugas is a beneficiary, and (iii) 50,000 shares of restricted stock that are scheduled to vest on December 11, 2006.

(g)	Includes (i) 66,150 Pulte common shares that Mr. Cregg owns jointly with his wife, and (ii) 30,000 shares of restricted stock that are scheduled to vest on December 11, 2006.

(h)	Includes 20,000 shares of restricted stock that are scheduled to vest on December 11, 2006.

(i)	Includes (i) 81,050 Pulte common shares owned jointly with spouses, (ii) 20,916,883 Pulte common shares owned by various trusts referenced in (c), (d), (e) and (f) above, and (ii) 150,000 shares of restricted stock that are scheduled to vest on December 11, 2006.

(j)	These are shares which the listed director or executive officer has the right to acquire within 60 days of the Record Date pursuant to Pulte’s stock option plans.

(k)	These are Pulte common shares held by the Pulte Homes, Inc. Stock Fund of our 401(k) Plan as of the Record Date. Participants own units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Pulte common shares in amounts that vary from time to time.

Beneficial Ownership of Significant Shareholders

      The following table provides information regarding security holders that own more than 5% of all outstanding Pulte common shares:

			Percentage of Outstanding
	Beneficial Ownership		Common Shares as of the
Name and Address of Beneficial Owner	of Common Shares		Record Date

William J. Pulte	20,994,667	(a)	16.6
100 Bloomfield Hills Parkway, Suite 300 Bloomfield Hills, MI 48304
Neuberger Berman, Inc.	6,864,390	(b)	5.4
605 Third Avenue New York, NY 10158

(a)	Includes (i) 20,849,568 Pulte common shares that are owned by various trusts of which Mr. Pulte is a trustee or income beneficiary, (ii) 50,000 shares of restricted stock that are scheduled to vest on December 11, 2006, and (iii) 65,789 Pulte common shares representing Mr. Pulte’s share of Pulte common shares held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date. Mr. Pulte owns units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Pulte common shares in amounts that vary from time to time.

(b)	This information is derived from a Schedule 13G filed by Neuberger Berman, Inc. and its affiliate, Neuberger Berman, LLC, on March 22, 2004. According to the Schedule 13G, Neuberger Berman, LLC has sole voting power over 4,309,590 Pulte common shares and shared dispositive power over 6,864,380 Pulte common shares. Neuberger Berman, LLC disclaims beneficial ownership of an additional 435,300 Pulte common shares which are owned by employees of Neuberger Berman, LLC and its affiliate, Neuberger Berman Management, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

      We timely filed reports on behalf of Gregory M. Nelson, a Vice President of Pulte, and Leo J. Taylor, a Vice President of Pulte, with respect to option grants. Mr. Nelson’s report inadvertently overstated the total amount of options owned and the exercise price of the options and was corrected by our filing of an amended report. Mr. Taylor’s report inadvertently overstated the number of options owned and was corrected by our filing of an amended report. The inaccuracies in these filings were caused by technical errors on our part, and were not due to any failure by the named executives. Late reports were also inadvertently filed on behalf of Mr. Nelson regarding his exercise of options to purchase Pulte common shares and sales of the Pulte common shares underlying the options, William J. Pulte, the Chairman of our Board, regarding a grant of restricted stock, and Richard J. Dugas, Jr., our President and Chief Executive Officer, regarding a transfer of Pulte common shares to his wife.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

      The individuals named in the following table are Pulte’s chief executive officer and the four other named executive officers under Section 229.402(a)(3) of Volume 17 of the Code of Federal Regulations during 2003 and one individual who served as Pulte’s chief executive officer until his resignation on June 30, 2003. The figures shown include both amounts paid and amounts delivered.

Summary Compensation Table

							Long-Term Compensation

							Awards			Payouts
			Annual Compensation
							Restricted		Securities
					Other Annual		Stock		Underlying	LTIP		All Other
					Compensation		Awards		Options/SARs	Payouts		Compensation
Name and Principal Position	Year		Salary ($)	Bonus ($)	($)		($)(f)		(#)(k)	($)		($)(m)

William J. Pulte	2003		850,000	3,000,000	-0-		2,163,500	(g)	-0-	-0-		8,000	(n)
Chairman	2002		700,000	6,000,000	-0-		-0-		-0-	-0-		1,500	(n)
	2001		800,000	3,200,000	-0-		-0-		-0-	-0-		1,500	(n)
Richard J. Dugas, Jr.	2003		649,231	3,000,000	-0-		2,163,500	(h)	200,000	240,000	(l)	8,000	(o)
President and CEO	2002		300,000	1,700,000	22,000	(d)	-0-		180,000	-0-		1,500	(o)
	2001	(b)	200,000	592,486	53,213	(e)	-0-		20,000	-0-		1,500	(o)
Mark J. O’Brien(a)	2003		853,269	3,200,000	-0-		-0-		-0-	1,080,000	(l)	2,148,235	(p)
Former President and CEO	2002		700,000	6,000,000	-0-		-0-		713,804	-0-		634,173	(p)
	2001		525,000	1,807,901	-0-		-0-		499,680	-0-		238,888	(p)
Roger A. Cregg	2003		524,808	1,848,000	-0-		1,298,100	(i)	80,000	552,000	(l)	8,000	(q)
Executive Vice President	2002		450,000	1,284,000	-0-		-0-		241,296	-0-		21,276	(r)
and CFO	2001		390,000	894,000	-0-		-0-		345,538	-0-		21,911	(r)
Leo J. Taylor	2003		369,615	1,100,000	-0-		865,400	(j)	70,000	252,000	(l)	8,000	(s)
Executive Vice President —	2002	(c)	250,000	550,000	-0-		-0-		50,000	-0-		1,500	(s)
Human Resources	2001	(c)	225,962	410,000	-0-		-0-		80,000	-0-		1,500	(s)
John R. Stoller	2003		260,000	387,210	-0-		-0-		30,000	352,000	(l)	8,000	(t)
Senior Vice President,	2002		240,000	316,000	-0-		-0-		91,140	-0-		18,378	(u)
General Counsel, and Secretary	2001		230,000	280,000	-0-		-0-		124,792	-0-		19,176	(u)

(a)	Mark J. O’Brien retired and resigned from all of his positions with us on June 30, 2003. See “Arrangements with Mark J. O’Brien” below.

(b)	Mr. Dugas was not an executive officer during 2001.

(c)	Mr. Taylor was not an executive officer during 2001 and 2002.

(d)	The amount shown represents interest accrued at a rate of ten percent per annum on the deferred portion of the bonus which Mr. Dugas earned in 1999.

(e)	The amount shown represents interest accrued at a rate of ten percent per annum on the deferred portions of the bonuses which Mr. Dugas earned in 1998 and 1999.

(f)	These numbers reflect the value of the shares of restricted stock granted during 2003 at the time of grant, taking into account the effect of the 2-for-1 split of Pulte common shares that occurred as of January 2, 2004.

(g)	At December 31, 2003, Mr. Pulte owned a total of 50,000 shares of restricted stock, which were worth $2,340,500. All shares of restricted stock are scheduled to vest on December 11, 2006, subject to acceleration under certain circumstances. Dividends are paid with respect to the shares of restricted stock owned by Mr. Pulte.

(h)	At December 31, 2003, Mr. Dugas owned a total of 60,306 shares of restricted stock, which were worth $2,822,924. 10,306 shares of restricted stock vested on January 23, 2004, and the remaining shares of restricted stock will vest on December 11, 2006, subject to acceleration under certain circumstances. Dividends are paid with respect to the shares of restricted stock owned by Mr. Dugas.

(i)	At December 31, 2003, Mr. Cregg owned a total of 30,000 shares of restricted stock, which were worth $1,404,300. All shares of restricted stock are scheduled to vest on December 11, 2006, subject to acceleration under certain circumstances. Dividends are paid with respect to the shares of restricted stock owned by Mr. Cregg.

(j)	At December 31, 2003, Mr. Taylor owned a total of 20,000 shares of restricted stock, which were worth $936,200. All shares of restricted stock are scheduled to vest on December 11, 2006, subject to acceleration under certain circumstances. Dividends are paid with respect to the shares of restricted stock owned by Mr. Taylor.

(k)	These numbers reflect the number of Pulte common shares underlying options granted during each fiscal year, taking into account the effect of the 2-for-1 split of Pulte common shares that occurred as of January 2, 2004.

(l)	The amount shown represents payouts made during 2003 under our Long-Term Incentive Plan with respect to the January 1, 2000 through December 31, 2002 performance period.

(m)	In our proxy statement for the 2003 annual shareholder meeting, we reported the benefit accruing to the named executive officers as a result of Pulte paying the premiums for split-dollar life insurance policies as if the benefit consisted of interest, at the applicable federal rate, on the cumulative amount of premiums paid by Pulte for such policies through the end of each fiscal year. In this proxy statement, we have reported the benefit for each fiscal year based on the difference, projected on an actuarial basis, between the amount of the premiums paid during such fiscal year and the refund of such premiums upon termination of the policies.

(n)	The amount shown represents matching contributions we made for Mr. Pulte for such year under our 401(k) Plan.

(o)	The amount shown represents matching contributions that we made for Mr. Dugas for such year under our 401(k) Plan.

(p)	The amount shown includes matching contributions ($8,000 in 2003, $1,500 in 2002 and $1,500 in 2001) that we made for Mr. O’Brien for such year under our 401(k) Plan and the dollar value ($215,235 in 2003, $226,673 in 2002 and $237,388 in 2001) attributable to the term insurance and non-insurance benefits associated with the split-dollar life insurance policy maintained for Mr. O’Brien. In 2002, the amount shown also includes a special one-time payment of $406,000, which was made to reflect the additional responsibilities assumed when Mr. O’Brien became Chief Executive Officer. In 2003, the amount shown also includes a lump sum payment of $1,925,000, which was made in lieu of awards that would have been payable to Mr. O’Brien under our Long-Term Incentive Plan which commenced on January 1, 2001.

(q)	The amount shown represents matching contributions that we made for Mr. Cregg for such year under our 401(k) Plan.

(r)	The amount shown includes matching contributions ($1,500 in 2002 and $1,200 in 2001) that we made for Mr. Cregg for such year under our 401(k) Plan and the balance ($19,776 in 2002 and $20,711 in 2001) represents the dollar value attributable to the term insurance and non-insurance benefits associated with the split-dollar life insurance policy maintained for Mr. Cregg.

(s)	The amount shown represents matching contributions that we made for Mr. Taylor for such year under our 401(k) Plan.

(t)	The amount shown represents matching contributions that we made for Mr. Stoller for such year under our 401(k) Plan.

(u)	The amount shown includes matching contributions ($1,500 in 2002 and $1,500 in 2001) that we made for Mr. Stoller for such year under our 401(k) Plan and the balance ($16,878 in 2002 and $17,676 in 2001) represents the dollar value attributable to the term insurance and non-insurance benefits associated with the split-dollar life insurance policy maintained for Mr. Stoller.

Option/ SAR Grants in Last Fiscal Year

Individual Grants

      The following table sets forth information concerning individual grants of stock options that we made during the fiscal year ended December 31, 2003 to each of the executive officers named in the Summary Compensation Table above:

					Potential Realizable Value
	Number of	Percentage of Total			at Assured Annual Rates of
	Shares	Options Granted to	Exercise Price		Stock Price Appreciation
	Underlying	Employees in the	Per Share	Expiration
Name	Options(a)	Fiscal Year (%)	($/share)	Date	5% ($)	10%($)

William J. Pulte	—	—	—	—	—	—
Richard J. Dugas, Jr.	200,000	10.0	43.27	12/11/13	5,442,500	13,792,200
Mark J. O’Brien	—	—	—	—	—	—
Roger A. Cregg	80,000	4.28	43.27	12/11/13	2,176,800	5,516,800
Leo J. Taylor	70,000	3.75	43.27	12/11/13	1,904,700	4,827,200
John R. Stoller	30,000	1.61	43.27	12/11/13	816,300	2,068,800

(a)	These numbers reflect the number of Pulte common shares underlying options as of December 31, 2003, taking into account the effect of the 2-for-1 split of Pulte common shares that occurred as of January 2, 2004.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

      The following table provides information regarding each exercise of stock options during the fiscal year ended December 31, 2003 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by the same executive officers as of December 31, 2003:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/ SARs at Fiscal		In-the-Money Options/ SARs
	Number of Shares		Year-End		at Fiscal Year End Value
	Acquired on	Value Realized
Name	Exercise(a)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William J. Pulte	498,400	13,179,032	—	—	—	—
Richard J. Dugas, Jr.	6,000	213,422	45,000	395,000	1,360,427	5,355,853
Mark J. O’Brien	115,000	3,441,579	720,036	887,064	21,334,201	21,771,589
Roger A. Cregg	40,000	1,096,162	445,724	517,084	13,368,618	11,407,715
Leo J. Taylor	27,500	805,587	57,500	190,000	1,540,112	3,311,656
John R. Stoller	100,028	1,944,687	335,000	175,704	11,805,616	3,834,177

(a)	These numbers reflect the number of Pulte common shares acquired on exercise during 2003, taking into account the effect of the 2-for-1 split of Pulte common shares that occurred as of January 2, 2004.

Long-Term Incentive Plan — Awards in Last Fiscal Year

Individual Grants

      The following table provides information regarding awards that we made under our Long-Term Incentive Plan to each of the executive officers named in the Summary Compensation Table above:

			Estimated Future Payouts Under
			Non-Stock, Price-Based Plans
	Number of	Performance or
	Shares, Units or	Other Period Until	Threshold		Target		Maximum
Name	Other Rights	Maturation or Payout	($)		($)		($)

William J. Pulte	(a)	1/01/03 - 12/31/05	850,000		1,700,000		3,400,000
Richard J. Dugas, Jr.	(a)	1/01/03 - 12/31/05	680,000		1,360,000		2,720,000
Mark J. O’Brien	(b)	1/01/03 - 12/31/05	(b	)	(b	)	(b	)
Roger A. Cregg	(a)	1/01/03 - 12/31/05	250,000		500,000		1,000,000
Leo J. Taylor	(a)	1/01/03 - 12/31/05	196,333		392,667		785,333
John R. Stoller	(a)	1/01/03 - 12/31/05	104,000		208,000		416,000

(a)	Under our Long-Term Incentive Plan, which was approved by our shareholders, performance compensation is awarded to each participant based upon pre-established objective performance goals. For the January 1, 2003 through December 31, 2005 performance period, performance compensation will be awarded to each participant based two-thirds upon the achievement of cumulative earnings per share objectives and one-third upon the achievement of average return on equity objectives. These performance thresholds, measuring performance for three consecutive year periods beginning as of each January 1st during the term of the Plan, must be met or exceeded in order for the participants to earn an award. Determination of the performance compensation awarded to each participant in the Plan is to be made as of the end of each three year period. However, under the terms of the Plan, certain events (including certain change in control events) may trigger an earlier determination or payment date.

(b)	Upon Mark J. O’Brien’s retirement from all of his positions with us, he ceased to be a participant in the Plan. As part of his retirement arrangement, we paid him certain amounts in lieu of the benefits he would have earned under the Plan. See “Arrangements with Mark J. O’Brien” below.

CERTAIN TRANSACTIONS

Arrangements with Mark J. O’Brien

      Mark J. O’Brien, who was our President and Chief Executive Officer, retired from all of his positions with us as of June 30, 2003. Pursuant to an agreement we entered into with Mr. O’Brien, we will make 18 monthly payments of $70,833.33 to him. We made a one-time payment of $3,200,000 to him on January 9, 2004 for his 2003 performance bonus. On February 4, 2004, we made a lump sum payment of $1,925,000 to him in lieu of awards that would have been payable to him under our Long-Term Incentive Plan which commenced on January 1, 2001. Mr. O’Brien also will be eligible to receive, to the extent awards are payable to our executives under the plans, $1,400,000, which is one-half of the award which would have been payable to him under the Long-Term Incentive Plan which commenced on January 1, 2002, and $566,667, which is one-sixth of the award that would have been payable under the Long-Term Incentive Plan which commenced on January 1, 2003. Mr. O’Brien will also receive continued medical and dental insurance benefits until he reaches age 65; those benefits terminate on certain specified events. Mr. O’Brien also retained his stock options pursuant to the underlying option agreements. As part of this arrangement, Mr. O’Brien agreed to consult with us for 18 months and not to compete with us or solicit our employees until June 30, 2005.

Transactions with Management and Others

      Timothy Moskalik, a son-in-law of William J. Pulte, the Chairman of our Board of Directors, was employed as a Project Manager for Pulte’s Phoenix Market throughout fiscal 2003. Mr. Moskalik was paid a base salary of $75,000 and a bonus of $25,000 for his services during the year. He also received an automobile allowance of $400 per month and $2,100 in additional benefits.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised solely of independent directors in accordance with the NYSE listing requirements and operates under a written charter adopted by the Committee and the Board that was most recently amended in February 2004. A copy of the Committee’s charter is attached to this Proxy Statement as Exhibit II and is posted on our website (www.pulte.com). The current members of the Audit Committee are Debra J. Kelly-Ennis, David N. McCammon (Chair), Bernard W. Reznicek, and Michael E. Rossi. The Board has determined that all of the members of the Committee are financially literate under NYSE listing requirements and that Messrs. McCammon, Reznicek, and Rossi have financial expertise under the NYSE listing requirements and are audit committee financial experts under the Sarbanes-Oxley Act.

Committee Responsibilities

      The Committee performs a number of key functions, including:

•	Overseeing and evaluating our financial reporting process, including evaluating the adequacy of the system of disclosure controls and procedures and internal controls, and the acceptability and appropriateness of the financial accounting and disclosure principles we employ.

•	Selecting and retaining Pulte’s independent accountants.

•	Approving the budget for fees to be paid to the independent accountants for audit services and for appropriate non-audit services.

•	Overseeing the relationship between Pulte and our independent accountants and acting as the Board’s primary avenue of communication with our independent accountants.

•	Serving as the Board’s primary avenue of communication with our internal auditors, with the express purpose of ensuring, through a variety of means, that they are adequately staffed and funded and free from any potentially improper influences.

•	Approving the audit plans of our internal auditors and independent accountants.

•	Overseeing and reviewing the preparation and disclosure of our consolidated financial statements and the preparation and filing of our periodic financial reports, including the certifications by Pulte’s chief executive officer and chief financial officer, as required.

•	Discussing with the independent accountants, who are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be communicated in accordance with Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees).

•	Monitoring significant risks and exposures to Pulte.

•	Monitoring legal and other liabilities to which Pulte is exposed.

•	Overseeing our ethics and compliance programs.

•	Other matters as set forth in the Committee’s charter.

Approval Policies for Services Provided by the Independent Auditors

      The Audit Committee established policies and procedures to ensure it is informed on a timely basis of all services to be provided by Ernst & Young LLP, and the Audit Committee approves those services as follows:

•	The Audit Committee approves the annual audit services and fees at the July Audit Committee meeting when it reviews the Ernst & Young LLP audit plan for the current year.

•	Non-audit services consist of audit-related and tax services. Audit-related services generally are assurance and similar services that are reasonably related to the performance of the audit or review of Pulte’s consolidated financial statements, but such services are not included in the annual audit fees. Audit-related services include services for employee benefit plan audits, audits in connection with mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Tax services are professional services rendered for tax compliance, tax planning and tax advice. Tax compliance services generally involve tax payment planning and the preparation of tax returns and refund claims. Tax planning and tax advice services encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.

•	Before Ernst & Young LLP is engaged to perform any non-audit services that independent auditors are permitted to perform under applicable law, those services and fees must be pre-approved pursuant to the Audit Committee’s established policies and procedures as follows:

•	For any non-audit services rendered during 2003, the Audit Committee granted pre-approval of any individual project that was not expected to exceed 10% of the annual audit fees. For any individual project that exceeded 10% of the annual audit fees during 2003, the Audit Committee reviewed each specific arrangement prior to engaging Ernst & Young LLP to perform the service. During 2003, once the aggregate total of audit-related and tax fees exceeded 40% of the annual audit fees, the Audit Committee reviewed each specific arrangement (regardless of the level of fees) prior to engaging Ernst & Young LLP to perform the service.

•	For any non-audit services to be rendered during 2004, the Audit Committee will grant pre-approval of any routine accounting and tax consultation matter provided that the fees for any individual consultation are not expected to exceed $25,000. Prior to the commencement of any other audit-related or tax service, the Audit Committee will review each individual arrangement, including the nature of the services to be provided and the estimated fees to be incurred, prior to engaging Ernst & Young LLP to perform the service.

•	A detailed analysis of all Ernst & Young LLP services and fees provided during the calendar year must be presented at each scheduled Audit Committee meeting during the year.

Other Important Committee Activities

      The Committee has met and held discussions with management and the independent accountants on a regular basis. Management represented to the Committee that Pulte’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

      The Committee discussed with Ernst & Young LLP, the independent accountants, who are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be communicated in accordance with Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The independent accountants provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1 “Independence Discussion With Audit Committees.” The Committee discussed with the independent accountants their independence.

      The Committee discussed with Pulte’s internal auditors and independent accountants the plans for their respective audits. The Committee met with the internal auditors and independent accountants, with and without management present, and discussed the results of their audits and/or examinations, their evaluations of Pulte’s internal controls, and the quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended that the Board approve the audited financial statements for inclusion in Pulte’s Annual Report on Form 10-K for the year ended December 31, 2003, and the Board accepted the Committee’s recommendations.

      Fees paid to Ernst & Young LLP for the years ended December 31, 2003 and 2002, are as follows:

	2003	2002

Audit	$1,518,269	$1,247,710
Audit-Related	200,133	81,500
Tax	642,269	839,997
All Other	—	—

	$2,360,671	$2,169,207

      Fees for audit-related services include fees for employee benefit plan audits and accounting consultations. Fees for tax services include fees related to tax compliance and tax planning. The Committee has reviewed the above fees for non-audit services and believes they are compatible with the independent accountants’ independence. All services rendered by Ernst & Young LLP for the year ended December 31, 2003 were approved in accordance with the Audit Committee’s established policies and procedures.

      The Committee also appointed Ernst & Young LLP as Pulte’s independent accountants. In addition, the Committee has approved the scope of non-audit services anticipated to be performed by Ernst & Young LLP in 2004 and the estimated budget for those services.

      We expect representatives of Ernst & Young LLP to be present at the annual meeting of our shareholders, and they will have the opportunity to make a statement at the meeting. The representatives of Ernst & Young LLP will also be available to respond to appropriate questions.

Members of the Audit Committee

David N. McCammon, Chair
Debra J. Kelly-Ennis
Bernard W. Reznicek
Michael E. Rossi

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      General. The Compensation Committee, comprised entirely of independent directors, is responsible for the review, approval and administration of the compensation and benefit programs for our executive officers. The current members of the Compensation Committee are D. Kent Anderson, Bernard W. Reznicek, Francis J. Sehn, John J. Shea (Chair), and William B. Smith. The Compensation Committee’s overall compensation philosophy applicable to executive officers is to provide a compensation program that is intended to attract and retain qualified executives for Pulte and to provide them with incentive to achieve our goals and increase shareholder value. Key principles of our executive compensation philosophy include:

•	Total compensation levels will generally be competitive with our direct competitors within the homebuilding industry, as well as general industry companies of similar size and complexity.

•	Our compensation programs will align the short and long-term interests of executives with those of shareholders.

•	A significant portion of total compensation will be delivered through performance-based, variable pay programs.

•	Our compensation programs will encourage executives to own substantial amounts of our shares.

      The principal elements of the compensation program consist of base salary, annual incentives and long-term incentives in the form of stock options, restricted stock awards, and performance cash awards. Our compensation philosophy is to provide executives with the opportunity to earn total compensation commensurate with market practices, as Pulte’s and individual performance warrant. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information available from comparable proxy statements and information from compensation surveys. The Committee also uses the services of independent compensation consultants in evaluating the appropriateness of the levels and design of executive compensation programs.

      Salaries. The Compensation Committee determines the appropriateness of executives’ salaries by considering the responsibilities of their positions, their individual performance and by comparison to the median salary levels of executives in similarly-situated companies. Salary increases are considered annually and are based upon individual and Pulte’s performance in the prior year.

      Bonuses. The Compensation Committee’s policy is to provide a significant portion of executive officer compensation through annual bonuses as incentives to achieve our financial and operational goals and to increase shareholder value. Bonus arrangements for our executive officers are intended to make a substantial portion of each executive officer’s compensation dependent on Pulte’s overall performance, linking executive compensation to shareholder value creation.

      Bonuses for Pulte’s named executive officers in 2003 were determined pursuant to Pulte’s Senior Management Annual Incentive Plan, which was approved by our shareholders in 2003. The bonus awards were paid based upon achievement of pre-established return on equity, economic profit and earnings per share goals. Upon certification of the achievement of the performance goals and determination of individual awards, the Committee determined to pay a portion of the incentive awards in cash and a portion in restricted shares, for all named executive officers.

      Long-Term Compensation. In order to provide management with incentive to achieve our long-term growth and profitability goals, in 2000 the Compensation Committee and the Board approved a Long-Term Incentive Plan for key employees of Pulte and its subsidiaries. The Long-Term Incentive Plan was approved by our shareholders at our 2000 annual meeting of shareholders. Under the Long-Term Incentive Plan, performance compensation is awarded to each participant based upon the level of achievement of pre-established objective performance goals. For the January 1, 2000 — December 31, 2002 performance period, awards paid in 2003 were based two-thirds upon the achievement of cumulative earnings per share objectives and one-third upon the achievement of average return on equity objectives.

      Stock Options. The Compensation Committee’s policy is to award stock options to our officers in amounts reflecting the participant’s position and ability to influence our overall performance. Options are intended to provide participants with a significant incentive to make contributions to our long-term performance and growth, to join the interests of participants with the interests of our shareholders and to attract and retain qualified employees. The Compensation Committee’s policy has generally been to grant options with a term of 10 years to provide a long-term incentive, and to fix the exercise price of the options at or in excess of the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases above the exercise price.

      2003 Compensation Decisions Regarding Richard J. Dugas, Jr. Mr. Dugas’ salary was increased from $550,000 to $750,000 effective July 1, 2003, at the time of his promotion to President and Chief Executive Officer. The Compensation Committee approved a $5,163,500 bonus for Mr. Dugas for 2003, pursuant to Pulte’s Senior Management Annual Incentive Plan. The Compensation Committee determined that $3,000,000 of the bonus was to be paid in cash and $2,163,500 was to be paid in restricted shares, vesting over three years. Mr. Dugas did not participate in the approval of his own compensation, but did participate in the discussion of our performance for 2003.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation’s chief executive officer and four other most highly compensated executive officers, and provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

      We believe that stock options currently outstanding or subsequently granted under our existing stock option plans either comply with Section 162(m) or are not subject to the requirements of the statute. We currently intend to structure future stock option grants in a manner that complies with Section 162(m). We believe that payments made under the Long-Term Incentive Plan and the Senior Management Incentive Plan comply with the exception for performance-based compensation under Section 162(m).

      Because the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable Pulte to continue to attract, retain and motivate highly-qualified executives, it reserves the authority to approve non-deductible compensation in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations and guidance issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does, in fact, do so.

Members of the Compensation Committee

John J. Shea, Chair
D. Kent Anderson
Bernard W. Reznicek
Francis J. Sehn
William B. Smith

Compensation Committee Interlocks and Insider Participation

      None of the Compensation Committee members are or ever were an officer or employee of Pulte or any of its subsidiaries.

Stock Option Agreement, Restricted Stock Agreement, Long-Term Incentive Plan and 2004 Stock Incentive Plan Change in Control Provisions

      Under the terms of our stock option agreements, restricted stock agreements, Long-Term Incentive Plan and the proposed 2004 Stock Incentive Plan, awards are subject to special provisions upon the occurrence of a defined “change in control” transaction. Under the stock option agreements, all options become fully vested and exercisable upon the occurrence of a change in control; and, in addition, some stock option agreements state that, in order to maintain a participant’s rights upon a change in control, the Compensation Committee has the right to (a) accelerate the vesting of the options to an earlier date, (b) provide for the repurchase of options upon a participant’s request for a cash amount equal to the fair market value of the option shares, minus the option exercise price, (c) make appropriate adjustment to the options to reflect the change in control, or (d) cause the options to be assumed, or new rights substituted therefor, by the acquiring or surviving company. Under our restricted stock agreements, if a change in control occurs, restrictions on the transfer of the stock expire. Under the Long-Term Incentive Plan, if a change in control occurs, Plan awards automatically become fully vested and payable to the Plan participant. The effect of a change in control under the proposed 2004 Stock Incentive Plan is discussed above in Management Proposal 2 (“Adoption of the Pulte Homes, Inc. 2004 Stock Incentive Plan”).

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

Background

      The purpose of the Committee is to oversee Pulte’s corporate governance structure, recommend individuals to the Board for nomination as members of the Board and its committees and lead the Board in its periodic review of Board performance. The Committee currently consists of four directors, Debra J. Kelly-Ennis (Chair), David McCammon, Francis J. Sehn, and John J. Shea, all of whom meet the NYSE independence requirements.

New Legislative and Regulatory Requirements

      The Committee, as did both the Audit and Compensation Committees, spent considerable time reviewing, analyzing and evaluating the provisions of the Sarbanes-Oxley Act and the proposed and final new listing standards of the New York Stock Exchange regarding corporate governance policies and processes. The results of these reviews found that Pulte’s current policies, procedures and standards already satisfy many of these requirements. As a result of its reviews, the Committee undertook the responsibility of inserting conforming requirements into its charter, reviewing Pulte’s standards for determining director and committee independence, revising Pulte’s governance guidelines, and reviewing our code of ethics. With Pulte’s assistance, the Committee, the Board and each of the Board’s other committees will continue to monitor the progress of pending legislative and regulatory initiatives and review all applicable charters, policies, procedures and practices to ensure full compliance by Pulte.

Governance Guidelines

      The Board of Directors has adopted governance guidelines, which reflect the principles by which Pulte operates. In their current form, the guidelines address an array of governance issues and principles including: director independence, committee independence, management succession, annual Board evaluation, periodic director evaluation, director stock ownership, director nominations, and executive sessions of the independent directors. Our Committee charter and Pulte’s governance guidelines are available for viewing on Pulte’s website at www.pulte.com.

Members of the Nominating and Governance Committee

Debra J. Kelly-Ennis, Chair
David N. McCammon
Francis J. Sehn
John J. Shea

DIRECTOR NOMINATION PROCESS

      The Nominating and Governance Committee will consider persons recommended by shareholders to be director nominees. The Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Committee will review all proposed nominees, including those proposed by shareholders, in accordance with its charter and Pulte’s governance guidelines. This includes a review of the person’s judgment, experience, independence, understanding of Pulte’s business or other related industries and such other factors as the Committee determines are relevant in light of the needs of the Board of Directors and Pulte. The Board of Directors believes that diversity is also an important goal, and will consider it in reviewing proposed nominees. The Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

      You may nominate any person to be elected to the Board of Directors at the 2004 annual meeting by writing via email at john.stoller@pulte.com or by certified mail, return receipt requested, or by recognized overnight courier, to John R. Stoller, Senior Vice President, General Counsel, and Secretary, Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304. Your nomination must be received within 10 days after this proxy statement is mailed. You may also recommend any person to be nominated for director at the 2005 annual meeting by writing to Mr. Stoller to the same address and in the same manner no later than December 2, 2004.

      To nominate or recommend a director, your notice must set forth:

•	the name, age, business address and residence address of each proposed nominee;

•	the principal occupation or employment of each proposed nominee;

•	any other information relating to each proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended;

•	any other information you believe is relevant concerning each proposed nominee;

•	a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominees are going to be nominated at the annual meeting of shareholders or are only being provided for consideration by the Nominating and Governance Committee;

•	your name and record address;

•	the class or series and number of Pulte common shares which you own of record or beneficially;

•	a description of all arrangements or understandings between you and any other person (naming such person) pursuant to which the nomination is being made by you;

•	if you intend to nominate one or more proposed nominees at the annual meeting of shareholders, a representation that you intend to appear in person or by proxy at the annual meeting to nominate the proposed nominees named in the notice; and

•	any other information relating to you that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

PERFORMANCE GRAPH

      The following line graph compares for the fiscal years ended December 31, 1999, 2000, 2001, 2002 and 2003 (a) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on Pulte’s common shares, with (b) the cumulative total return of the Standard & Poor’s 500 Stock Index, and with (c) the cumulative total return on the common stock of publicly-traded peer issuers we deem to be our principal competitors in the homebuilding line of business (assuming dividend reinvestment and weighted based on market capitalization at the beginning of each year):

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG PULTE HOMES, INC., S&P 500 INDEX AND PEER INDEX
Fiscal Year Ended December 31

	1998	1999	2000	2001	2002	2003

Pulte Homes, Inc.	$100.00	$81.49	$153.70	$163.41	$175.70	$344.68
S & P 500	$100.00	$121.05	$110.02	$96.95	$75.52	$97.19
Peer Group**	$100.00	$67.16	$121.64	$165.12	$161.21	$343.24

*	Assumes $100 invested on December 31, 1998 and the reinvestment of dividends.

**	Includes Centex Corporation, D.R. Horton Inc., Hovnanian Enterprises, Inc., KB Home (formerly known as Kaufman & Broad Home Corporation), Lennar Corporation, The Ryland Group, Inc., Standard Pacific Corporation and Toll Brothers, Inc. D.R. Horton Inc., which acquired Continental Homes Holding Corporation in 1998, replaced Continental Homes Holding Corporation in the index in 1998. Del Webb Corporation, which we acquired in 2001, was removed from the index in 2001.

OTHER MATTERS

Code of Ethics/ Business Practices Policy

      Our Board of Directors has adopted a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer (controller), or persons performing similar functions and a Business Practices Policy for all of our employees and directors. You may view the policies on our website (www.pulte.com).

Householding of Disclosure Documents

      The Securities and Exchange Commission has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any proxy, information statement, annual report, and prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits both you and Pulte. It reduces the volume of duplicate information received at your household and helps Pulte reduce expenses. The rule applies to Pulte’s annual reports, proxy statements, information statements, and prospectuses. Each shareholder will continue to receive a separate proxy or voting instruction card.

      If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, EquiServe Trust Company, N.A., by calling its toll free number, 877-282-1168. If you would like to receive your own set of Pulte’s disclosure documents in future years, or if you share an address with another Pulte shareholder and together both of you would like to receive only one set of Pulte’s disclosure documents, please notify your broker (if your Pulte shares are held in a brokerage account) or our transfer agent, Equiserve Trust Company, N.A. (if your Pulte shares are registered in your name). You may contact Equiserve Trust Company, N.A. and inform it of your request by phone at 877-282-1168, or by mail at Equiserve Shareholder Services, P.O. Box 43010, Providence, RI 02940-3010.

Other Proposals

      In order to be included in our 2005 proxy statement, shareholder proposals must be sent to John R. Stoller, our Senior Vice President, General Counsel, and Secretary, either via email at john.stoller@pulte.com, or by certified mail, return receipt requested, or by recognized overnight courier, at the following address:

John R. Stoller, Senior Vice President, General Counsel, and Secretary
Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304

      To be included in our 2005 proxy statement, shareholder proposals must be received by Pulte by December 2, 2004. Shareholder proposals that are intended to be presented at our 2005 annual meeting of shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, must be made in writing and sent to Mr. Stoller either via email at the above email address or by certified mail, return receipt requested, or recognized overnight courier at the above mailing address, and must be received by Pulte by February 15, 2005. If we do not have notice of the proposal by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

Communications with the Board of Directors

      You may communicate directly with the Board of Directors by writing to John Stoller, our Secretary, at Pulte Homes, Inc., P.O. Box 609, Bloomfield Hills, MI, 48303, Attention: Secretary. You should prominently indicate on the outside of the envelope that your communication is intended for the Board of Directors, or for Pulte’s non-management directors. Each communication intended for the Board of Directors or for Pulte’s non-management directors and received by Mr. Stoller will be promptly forwarded to the specified party following its clearance through normal security procedures.

Exhibit I

PULTE HOMES, INC.

2004 STOCK INCENTIVE PLAN

I.	Introduction

      1.1. Purposes. The purposes of the Pulte Homes, Inc. 2004 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, nonemployee directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

      1.2. Certain Definitions.

      “Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

      “Board” shall mean the Board of Directors of the Company.

      “Change in Control” shall have the meaning set forth in Section 5.8(b).

      “Code” shall mean the Internal Revenue Code of 1986, as amended.

      “Committee” shall mean the committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

      “Common Stock” shall mean the common stock, $.01 par value, of the Company.

      “Company” shall mean Pulte Homes, Inc., a Michigan corporation, or any successor thereto.

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      “Exempt Persons” shall mean William J. Pulte, his spouse, any trust or other entity established for the benefit of either or both of such persons, or any charitable organization established by either or both of such persons.

      “Fair Market Value” shall mean the average of the high and low transaction prices of a share of Common Stock on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the average of the high and low transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

      “Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

      “Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

      “Incumbent Board” shall have the meaning set forth in Section 5.8(b)(2).

      “Mature Shares” shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

      “Non-Qualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

      “Outstanding Common Stock” shall have the meaning set forth in Section 5.8(b)(1).

      “Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(1).

      “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on invested capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

      “Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

      “Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such share of Common Stock in cash.

      “Performance Share Award” shall mean an award of Performance Shares under this Plan.

      “Person” shall have the meaning set forth in Section 5.8(b)(1).

      “Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

      “Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

      “Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon vesting, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the Fair Market Value of one share of Common Stock on the date of vesting.

      “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

      “Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

      “SAR” shall mean a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

      “Stock Award” shall mean a Restricted Stock Award, an Unrestricted Stock Award or a Restricted Stock Unit Award.

      “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 25% of the combined voting power of the total outstanding equity interests of such entity.

      “Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

      “Tax Date” shall have the meaning set forth in Section 5.5.

      “Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

      “Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

      “Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.

      1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock, Unrestricted Stock or Restricted Stock Units and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

      The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to the applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

      No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

      A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

      1.4. Eligibility. Participants in this Plan shall consist of such officers, other employees, nonemployee directors, consultants, independent contractors and agents, and persons expected to become officers, other employees, nonemployee directors, consultants, independent contractors and agents, of the Company or a Subsidiary as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

      1.5. Shares Available.

(a) Subject to adjustment as provided in Section 5.7, the number of shares of Common Stock which shall be available for awards under this Plan shall be 6,000,000, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Share Awards. Subject to adjustment as provided in Section 5.7, the total number of shares of Common Stock available under this Plan for all Stock Awards and Performance Share Awards shall not exceed 3,000,000 of the total number of shares of Common Stock available under this Plan.

(b) The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an award. To the extent that shares of Common Stock subject to an outstanding award granted under this Plan are not issued or delivered to the holder of the award or are returned to the Company by the holder of the award by reason of (i) the expiration, termination, cancellation or forfeiture of such award, (ii) the settlement of such award in cash, or (iii) the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. This Section 1.5(b) shall apply to the share limit imposed to conform to the Treasury regulations governing Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.

(c) Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

(d) To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 5.7, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 5.7 and (iii) the maximum number of shares of Common Stock with respect to which Performance Share Awards may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 5.7.

II.	Stock Options and Stock Appreciation Rights

      2.1. Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

      Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

(b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common

Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

      2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR. The Committee may require that an outstanding option be exchanged for an SAR exercisable for shares having vesting, expiration and other terms substantially the same as the option, so long as such exchange will not result in additional accounting expense to the Company.

      SARs shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised more than ten years after the date of grant; and provided further that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

      2.3. Termination of Employment or Service. Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

      2.4. No Repricing of Awards. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, without the approval of stockholders, the Committee will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

III.	Stock Awards

      3.1. Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, an Unrestricted Stock Award or a Restricted Stock Unit Award. The Committee may grant Stock Awards under this Plan independently, in lieu of, or in conjunction with, any cash bonus award otherwise payable to an employee pursuant to the Pulte Homes, Inc. Senior Management Annual Incentive Plan or any other bonus or incentive plan maintained by the Company from time to time.

      3.2. Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award, an Unrestricted Stock Award or a Restricted Stock Unit Award, and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or a Restricted Stock Unit Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such Restricted Stock Award or the vesting of such Restricted Stock Unit Award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period, (ii) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period or (iii) if both of the conditions described in clauses (i) and (ii) are satisfied during the specified Restriction Period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such Restricted Stock Award or the forfeiture of such Restricted Stock Unit Award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period.

(c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any Restriction Period (and the satisfaction or attainment of any Performance Measures) applicable to a Restricted Stock Award or to a Restricted Stock Unit Award payable in whole or in part in shares of Common Stock, or upon the grant of an Unrestricted Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the

Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.11.

      3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or a Restricted Stock Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

IV.	Performance Share Awards

      4.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

      4.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to a Performance Share Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

      4.3. Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

V.	General

      5.1. Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the 2004 annual meeting of stockholders and, if approved by a majority of the votes cast by the holders of shares of Common Stock entitled to vote, shall become effective on the date of such approval. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards granted hereunder shall be null and void.

      5.2. Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and any rule of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

      5.3. Agreement. Each award shall be evidenced by an Agreement executed by the Company and the recipient of such award and, upon execution by each party and delivery of the executed Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

      5.4. Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

      5.5. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

      5.6. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      5.7. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities available for Stock Awards and Performance Share Awards, the number and class of securities subject to each outstanding option and the purchase price per security, the maximum number of securities with respect to which options or SARs or a combination thereof, or Stock Awards or Performance Share Awards, may be granted during any calendar year to any person, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award or Performance Share Award, and the terms of each outstanding Restricted Stock Award, Restricted Stock Unit Award or Performance Share Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

      5.8. Change in Control.

(a) (1) Notwithstanding any provision in this Plan, unless otherwise specified in the Agreement relating to an award, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the greater of (A) the projected level of performance for the Performance Period, based on the extent to which the applicable Performance Measures have been satisfied as of the date of the Change in Control, and (B) the target level of performance for the Performance Period, and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

(2) Notwithstanding any provision in this Plan, unless otherwise specified in the Agreement relating to an award, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of

Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award, Restricted Stock Unit Award or Performance Share Award, the number of shares of Common Stock, the number of Restricted Stock Units or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option.

(b) “Change in Control” shall mean:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.8(b) or (E) any acquisition by any one or more Exempt Persons; provided further, that for purposes of clause (B), if any Person (other than the Company, any one or more Exempt Persons or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Stock or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

      5.9. Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

      5.10 No Right of Participation, Employment or Service. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

      5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

      5.12 Designation of Beneficiary. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

      Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

      If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

      5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.

      5.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

Exhibit II

AUDIT COMMITTEE CHARTER

A.     Purpose

      The Audit Committee (the “Committee”) will have the exclusive authority to appoint and remove the Company’s independent auditors and determine their compensation. The Committee will be directly responsible for the oversight of the Company’s independent auditors.

      The Committee will assist the Board of Directors (the “Board”) in overseeing (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the Company’s internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities described in this Charter. The Committee will also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

      The responsibilities of the Committee do not include the preparation of financial statements, planning or conducting audits or making determinations as to whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management.

B.     Membership

      The members of the Committee will be appointed by the Board and will number at least three, each of whom meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. The members of the Committee will serve until their successors are appointed and qualify. The Board will also designate the Chairman of the Committee and will have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new members satisfying the requirements referred to above. No Committee member may serve on more than three audit committees of companies that have issued and outstanding publicly-traded equity securities. The Committee will be responsible for establishing its own procedural rules, subject to the provisions of this Charter, the Company’s Bylaws, the Corporate Governance Guidelines of the Company, or the rules of the New York Stock Exchange.

C.     Committee Authority and Responsibilities

      The Committee will engage the independent auditors, including in connection with any non-audit services, and oversee, evaluate and, where appropriate, replace the independent auditors. The Committee will approve the fees paid to the independent auditors, including in connection with any non-audit services. The Committee may consult with management in performing these duties, but will not delegate these duties. The independent auditors will report directly to the Committee, and the Committee will be directly responsible for the oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.

      The Committee will have the exclusive authority and discretion to retain independent advisors, including special legal, accounting or other consultants, to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Committee will meet separately and periodically with management, the internal auditors and the Company’s independent auditors in order to perform its oversight function effectively.

      The Committee will make regular reports to the Board with respect to issues arising in connection with the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function. In addition, the Committee will perform the following activities in carrying out its oversight responsibility:

•	Review and reassess this Charter on an annual basis and submit any proposed changes to the Board for approval.

•	Review and discuss with management and the independent auditors the Company’s annual audited financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q.

•	Review and discuss with management and the independent auditors, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any accounting adjustments that were noted or proposed by the auditor, but were “passed” (as immaterial or otherwise); (d) any management letter provided by the independent auditor; (e) any disagreements between management and the independent auditor or restrictions imposed on the independent auditor by management; (f) the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company; and (g) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditor (1) communications between the audit team and the audit firm’s national office respecting material differences between positions taken by the Company and the position of the audit team regarding auditing or accounting issues presented by the engagement; and (2) the responsibilities, budget and staffing of the Company’s internal audit function.

•	Discuss with and obtain a report of the independent auditor at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. The Committee will evaluate the qualifications, performance and independence of the independent auditors. The Committee’s conclusions with respect to the evaluation will be presented annually to the Board. The Committee will consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis. Any selection of the independent auditors by the Committee may be subject to shareholder approval, as determined by the Board.

•	Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

•	Ensure that the lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated at least every five years as required by law and further consider rotation of the independent auditing firm itself.

•	Determine policies for the Company’s hiring of employees or former employees of the public accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or controller to have participated in the Company’s audit as an employee of the public accountants during the preceding one-year period).

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification and reporting obligations as required under the Sarbanes-Oxley Act of 2002.

•	Review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and review periodically, but in no event less frequently than quarterly, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material noncompliance with, such controls and procedures.

•	Ensure that the Company maintains an internal audit function.

•	Review (1) the Company’s internal audit function, (2) the reporting relationships among the internal auditor, financial management and the Committee, (3) the internal audit reporting obligations, (4) the proposed internal audit plans for the coming year, and (5) the coordination of such plans with the registered public accountants.

•	Review findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

•	Review the appointment, reassignment or dismissal of the director of internal audit.

•	Review the Company’s financial and accounting personnel.

•	Review the adequacy and effectiveness of the accounting and financial controls of the Company.

•	Review and reassess the Company’s system for determining whether the Company’s financial information required to be disseminated to the public and filed with governmental agencies satisfies the requirements of the Securities and Exchange Commission and New York Stock Exchange.

PULTE HOMES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.	#PHM

PULTE HOMES, INC.

The Board of Directors recommends a vote “FOR” Proposal 1.

1.	The election of four Directors for terms expiring in 2007:	(01) Richard J. Dugas, Jr.
(02) David N. McCammon
(03) William J. Pulte
(04) Francis J. Sehn
	The election of one Director for a term expiring in 2006:	(05) Michael E. Rossi

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

NOTE: If you do not wish your shares voted “FOR” a particular nominee, mark the box above and write the name(s) of such nominee(s) on the line above. Your shares will be voted for the remaining nominee(s).

The Board of Directors recommends a vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	A proposal to adopt the Pulte Homes, Inc. 2004 Stock Incentive Plan.	☐	☐	☐

The Board recommends a vote “AGAINST” Shareholder Proposal 3.

		FOR	AGAINST	ABSTAIN
3.	A proposal by a shareholder requesting that Pulte Homes, Inc. adopt a policy that the selection of its independent auditor be submitted to the shareholders for ratification at annual meetings.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark the box at the right if you noted an address change or comment on the reverse side of this card.	☐

The undersigned acknowledges receipt of the notice of the annual meeting of Pulte’s shareholders, the related proxy statement and the Annual Report for 2003.

The signature of the shareholder should correspond exactly with the name set forth on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such, and where more than one name appears, a majority must sign. If the shareholder is a corporation, an authorized officer of the corporation should sign this proxy card and should state his or her title.

The undersigned revokes any proxy or proxies previously given to vote such stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

DETACH HERE

PULTE AFFILIATES 401-K PLAN	PULTE AFFILIATES 401-K PLAN

PULTE HOMES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE HOMES, INC.
ANNUAL MEETING OF SHAREHOLDERS — May 13, 2004

The undersigned authorizes each of William J. Pulte and Richard J. Dugas, Jr., with full power of substitution and resubstitution, to represent and vote the undersigned’s stock as his, her or its proxy at the annual meeting of Pulte’s shareholders to be held May 13, 2004, and at any adjournments thereof.

The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals (1) and (2) below, and AGAINST Shareholder Proposal (3) below:

(1)	the election of the nominees for director listed on the reverse side of this proxy card;

(2)	the adoption of the Pulte Homes, Inc. 2004 Stock Incentive Plan; and

(3)	to request that Pulte Homes, Inc. adopt a policy that the selection of its independent auditor be submitted to the shareholders for ratification at annual meetings.

PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PULTE HOMES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.	#PHM

PULTE HOMES, INC.

The Board of Directors recommends a vote “FOR” Proposal 1.

1.	The election of four Directors for terms expiring in 2007:	(01) Richard J. Dugas, Jr.
(02) David N. McCammon
(03) William J. Pulte
(04) Francis J. Sehn
	The election of one Director for a term expiring in 2006:	(05) Michael E. Rossi

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

NOTE: If you do not wish your shares voted “FOR” a particular nominee, mark the box above and write the name(s) of such nominee(s) on the line above. Your shares will be voted for the remaining nominee(s).

The Board of Directors recommends a vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	A proposal to adopt the Pulte Homes, Inc. 2004 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote “AGAINST”
Shareholder Proposal 3.

		FOR	AGAINST	ABSTAIN
3.	A proposal by a shareholder requesting that Pulte Homes, Inc. adopt a policy that the selection of its independent auditor be submitted to the shareholders for ratification at annual meetings.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark the box at the right if you noted an address change or comment on the reverse side of this card.	☐

The undersigned acknowledges receipt of the notice of the annual meeting of Pulte’s shareholders, the related proxy statement and the Annual Report for 2003.

The signature of the shareholder should correspond exactly with the name set forth on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such, and where more than one name appears, a majority must sign. If the shareholder is a corporation, an authorized officer of the corporation should sign this proxy card and should state his or her title.

The undersigned revokes any proxy or proxies previously given to vote such stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

DETACH HERE

PULTE HOMES, INC. 401-K PLAN	PULTE HOMES, INC. 401-K PLAN

PULTE HOMES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE HOMES, INC.
ANNUAL MEETING OF SHAREHOLDERS — May 13, 2004

The undersigned authorizes each of William J. Pulte and Richard J. Dugas, Jr., with full power of substitution and resubstitution, to represent and vote the undersigned’s stock as his, her or its proxy at the annual meeting of Pulte’s shareholders to be held May 13, 2004, and at any adjournments thereof.

The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals (1) and (2) below, and AGAINST Shareholder Proposal (3) below:

(1)	the election of the nominees for director listed on the reverse side of this proxy card;

(2)	the adoption of the Pulte Homes, Inc. 2004 Stock Incentive Plan; and

(3)	to request that Pulte Homes, Inc. adopt a policy that the selection of its independent auditor be submitted to the shareholders for ratification at annual meetings.

PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PULTE HOMES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

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☒	Please mark votes as in this example.	#PHM

PULTE HOMES, INC.

The Board of Directors recommends a vote “FOR” Proposal 1.

1.	The election of four Directors for terms expiring in 2007:	(01) Richard J. Dugas, Jr.
(02) David N. McCammon
(03) William J. Pulte
(04) Francis J. Sehn
	The election of one Director for a term expiring in 2006:	(05) Michael E. Rossi

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

NOTE: If you do not wish your shares voted “FOR” a particular nominee, mark the box above and write the name(s) of such nominee(s) on the line above. Your shares will be voted for the remaining nominee(s).

The Board of Directors recommends a vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	A proposal to adopt the Pulte Homes, Inc. 2004 Stock Incentive Plan.	☐	☐	☐

The Board recommends a vote “AGAINST” Shareholder Proposal 3.

		FOR	AGAINST	ABSTAIN
3.	A proposal by a shareholder requesting that Pulte Homes, Inc. adopt a policy that the selection of its independent auditor be submitted to the shareholders for ratification at annual meetings.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark the box at the right if you noted an address change or comment on the reverse side of this card.	☐

The undersigned acknowledges receipt of the notice of the annual meeting of Pulte’s shareholders, the related proxy statement and the Annual Report for 2003.

The signature of the shareholder should correspond exactly with the name set forth on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such, and where more than one name appears, a majority must sign. If the shareholder is a corporation, an authorized officer of the corporation should sign this proxy card and should state his or her title.

The undersigned revokes any proxy or proxies previously given to vote such stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

DETACH HERE

PULTE HOMES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE HOMES, INC.
ANNUAL MEETING OF SHAREHOLDERS — May 13, 2004

The undersigned authorizes each of William J. Pulte and Richard J. Dugas, Jr., with full power of substitution and resubstitution, to represent and vote the undersigned’s stock as his, her or its proxy at the annual meeting of Pulte’s shareholders to be held May 13, 2004, and at any adjournments thereof.

The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals (1) and (2) below, and AGAINST Shareholder Proposal (3) below:

(1)	the election of the nominees for director listed on the reverse side of this proxy card;

(2)	the adoption of the Pulte Homes, Inc. 2004 Stock Incentive Plan; and

(3)	to request that Pulte Homes, Inc. adopt a policy that the selection of its independent auditor be submitted to the shareholders for ratification at annual meetings.

PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?